BANDAG, INCORPORATED AND SUBSIDIARIES
                                                                   Exhibit 11

   COMPUTATION OF EARNINGS PER SHARE

                                             For The Three     For The Nine
                                             Months Ended      Months Ended
                                             September 30,    September 30,
                                              1996   1995     1996     1995
                                                 (In thousands except per
                                                       share data)
   Net earnings per common and common
    equivalent share:
     Weighted average number of shares
      of Common Stock, Class A Common
      Stock and Class B Common Stock
      outstanding                          23,415  25,043     23,858  25,591
     Additional shares assuming exercise
      of dilutive stock options -based
      on treasury stock method using
      average market price                    107     120        106     120
                                          ------- -------    ------- -------
   AVERAGE NUMBER OF COMMON AND
      COMMON EQUIVALENT SHARES             23,522  25,163     23,964  25,711
                                          ======= =======    ======= =======
   Net earnings                           $23,945 $27,050    $59,905 $71,539
                                          ======= =======    ======= =======

   Net earnings per common and common
      equivalent share                       1.02   $1.07      $2.50   $2.78
                                          ======= =======    =======  ======

   Net earnings per common share
    assuming full dilution:
     Weighted average shares
       outstanding                         23,415  25,043     23,858  25,591
     Additional shares assuming exercise
      of dilutive stock options -based
      on the treasury stock method using
      the month-end price if higher than
      the average market price                107     120        106     120
                                          -------  ------     ------  ------
   FULLY-DILUTED AVERAGE NUMBER OF
      COMMON AND COMMON EQUIVALENT
      SHARES                               23,522  25,163     23,964  25,711
                                          ======= =======    =======  ======
   Net earnings                           $23,945 $27,050    $59,905 $71,539
                                          ======= =======    =======  ======
   Net earnings per common and common
      equivalent share                      $1.02   $1.07      $2.50   $2.78
                                          ======= =======    =======  ======